UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Roadrunner Transportation Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 10, 2018

Dear Stockholder:

The December 19, 2018 Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc. is just one week away and according to our latest records we have not received your vote. Your Board of Directors unanimously recommends that shareholders vote FOR all items on the agenda and One Year for Proposal 3.

Last week, Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, recommended that Roadrunner shareholders vote FOR the company’s rights offering and related proposals. Specifically, ISS recommended in favor of the approval of the company’s rights offering, the standby purchase agreement between the company and funds affiliated with Elliott Management Corporation (“Elliott”) to provide a backstop commitment, and the other proposals that are conditions to Elliott’s obligations under the agreement.

Since time is short, we would appreciate your voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Because many of the proposals require support from a majority of the outstanding shares, a failure to vote will have the same effect as a vote against those proposals.

Thank you for your support.

Very truly yours,

Curtis W. Stoelting

Chief Executive Officer

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

ISS RECOMMENDS IN FAVOR OF ROADRUNNER’S RIGHTS

OFFERING AND RELATED PROPOSALS

DOWNERS GROVE, Ill., Dec. 6, 2018 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS) today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that Roadrunner shareholders vote FOR the company’s rights offering and related proposals. Specifically, ISS recommended in favor of the approval of the company’s rights offering, the standby purchase agreement between the company and funds affiliated with Elliott Management Corporation (“Elliott”) to provide a backstop commitment, and the other proposals that are conditions to Elliott’s obligations under the agreement.

In voicing its support for the proposals, ISS stated: “The combination of the rights offering and the standby purchase agreement ensures that existing common shareholders will have the opportunity to avoid dilution of their ownership interest, while also ensuring that the company can raise sufficient funds to redeem the outstanding preferred shares. The board and financial advisor Barclays Capital appear to have conducted a robust process of soliciting interest from other potential investors and concluded that no superior financing proposals were forthcoming.”

The company encourages its shareholders to vote in favor of all proposals on the agenda. Shareholders who have questions, or need assistance should contact the proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

About Roadrunner Transportation Systems, Inc.

Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, temperature controlled and intermodal services. Active On-Demand offers premium mission critical air and ground transportation solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

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Contact:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

212-750-5833

Reputation Partners

Marilyn Vollrath

414-376-8834

ir@rrts.com

December 3, 2018

Dear Stockholder:

The Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc. is fast approaching, and according to our latest records we have not received your vote. Your Board of Directors unanimously recommends that shareholders vote FOR all items on the agenda and One Year for Proposal 3.

To ensure that your shares are represented at the meeting, please take a moment to vote your shares TODAY by telephone or via the Internet. Because most of the proposals require support from a majority of the outstanding shares, a failure to vote will have the same effect as a vote against those proposals. You may also sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Curtis W. Stoelting

Chief Executive Officer

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

November 26, 2018

Dear Stockholder:

We previously sent to you proxy material for the Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc. to be held on December 19, 2018. Your Board of Directors unanimously recommends that shareholders vote FOR all items on the agenda and One Year for Proposal 3.

Your vote is important, no matter how many shares you may own. Because most of the proposals require support from a majority of the outstanding shares, a failure to vote will have the same effect as a vote against those proposals. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your support.

Very truly yours,

Curtis W. Stoelting

Chief Executive Officer

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.